THE PIPEs CONFERENCE 2008

A DealFlow Media Event

Special Invitation for C-Level Executives

WHEN *— November 12 - 13*

WHERE *— The Hilton Hotel, New York*

2008 has been a challenging year for companies trying to raise capital and build market awareness. Now more than ever, The PIPEs Conference is a must-attend gathering for senior executives interested in meeting financing partners and prospective investors.

This is the largest and most influential event of the year because all of the investors, placement agents, and lawyers who move the market participate. You should too.

— HERE'S YOUR SPECIAL INVITATION TO ATTEND —

Two company executives for the single-attendee fee. Plus, you'll be eligible to display your company's brochure in the main session area.

You can reserve your spot today by completing the enclosed RSVP Registration Form.

For more information, call Mike Michalakis,
Director of Business Development at (516) 876-8006

See you in November!

Conference Sponsors

AFH Holding & Advisory · Anslow & Jaclin · Schulte Roth & Zabel · Richardson Patel · Vintage Filings · Restricted Securities Trading Network · Pluris · Loeb & Loeb · DLA Piper · Kramer Levin · SIG Susquehanna · Agoracom · SRFF · Lowenstein Sandler · haynesboone · NIR · Proskauer Rose LLP · Katten · Roth · Goodwin Procter · Hodgson Russ · Gottbetter Capital · Gottbetter & Partners LLP · Halter Financial Group · Guzov Ofsink, LLC